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EXHIBIT 13.2

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Companhia Siderúrgica Nacional S.A. (the “Company”), does hereby certify, to such officer’s knowledge, that:
The Annual Report on Form 20-F for the fiscal year ended December 31, 2008 of the Company, as filed with the Securities and Exchange Commission on June 30, 2009, as amended by this Amendment No. 1 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 17, 2010

By: /s/ Paulo Penido Pinto Marques

Name: Paulo Penido Pinto Marques
Title: Chief Financial Officer